Exhibit 99

                                                        Joint Filer Information

(1) Name: SNPE

Address:    12, Quai Henri IV
            75181 Paris Cedex 04
            Cedex, FRANCE

Designated Filer:   SNPE, Inc. (A)

Issuer & Ticker Symbol:   Dynamic Materials Corporation (BOOM)

Date of Event Requiring Statement:   6/8/05


Signature: /s/ Francois Schwartz                            Date: 06/15/05
           -------------------------------------                ----------------
           Name:  Francois Schwartz
           Title: Chief Financial Officer
                 On behalf of SNPE




(2) Name: SOFIGEXI

Address:    12, Quai Henri IV
            75004 Paris
            FRANCE

Designated Filer:   SNPE, Inc. (A)

Issuer & Ticker Symbol:   Dynamic Materials Corporation (BOOM)

Date of Event Requiring Statement:   6/8/05

Signature: /s/ Francois Schwartz                            Date: 06/15/05
           -------------------------------------                ----------------
           Name:  Francois Schwartz
           Title: President and CEO
           On behalf of SOFIGEXI




(A) SNPE, Inc. is a wholly-owned subsidiary of SOFIGEXI, which is a wholly-owned subsidiary of SNPE. Prior to December 22, 1999, SNPE was an indirect beneficial owner through the holdings of Nobel Explosifs France, another wholly owned subsidiary of SNPE.